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                                                                    EXHIBIT 99.6

         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase shares of Common Stock, par value $.02 per share, (the "Common Stock") of Tipperary Corporation (the "Company").

     This will instruct you whether to exercise Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Tipperary Corporation Subscription Certificates."

Box 1. [_]   Please do not exercise Rights for shares of the Common Stock.

Box 2. [_]   Please exercise Rights for shares of the Common Stock as set forth below:

                                Number of Shares                Subscription Price              Payment
                                ----------------                ------------------              -------
Basic Subscription Privilege:     ___________           X           $_________          =        $_____(Line 1)
Over-Subscription Privilege:      ___________           X           $_________          =        $_____(Line 2)

                                Total Payment Required  =       $_______(Sum of Lines 1 and 2
                                                                must Equal total of amounts
                                                                in Boxes 3 and 4 below)

Box 3. [_]   Payment in the following amount is enclosed: $___________

Box 4. [_]   Please deduct payment from the following account maintained by you as follows:

___________________________________________              _______________________
Name(s) in which Account is/are Registered                     Account No.

___________________________________________               $_____________________
        Type of Account                                    Amount to be deducted

Date:_____________________
                                             Signature(s) of Beneficial Owner(s)

                                             ___________________________________
                                             Print Name:________________________

                                             Title or Capacity:_________________
                                                               (if applicable)

                                             ___________________________________

                                             Print Name:________________________

                                             Title or Capacity:_________________
                                                               (if applicable)

                                             Address:___________________________
                                             ___________________________________

                                             Telephone (day):___________________

                                             (evening):_________________________